EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT, effective as of April 1, 2001, is between CONDOR TECHNOLOGY SOLUTIONS, INC., a Delaware corporation (the "Company"), and MICHAEL LOUDEN (the "Executive").

         WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Executive as the Executive Vice President of the Company and to set forth certain additional agreements between the Executive and the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

1.       TERM.
         ----

         The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement from the date hereof through December 31, 2003 (the "Initial Term"). Upon expiration of the Initial Term, this Agreement may be extended by mutual consent of the parties in writing, upon terms and conditions to be determined by mutual agreement. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, as provided in Section 4 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as the "Term." The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

2.       EMPLOYMENT.
         ----------

         (a) Position and Reporting. The Company hereby employs the Executive for the Employment Period as Executive Vice President of the Company on the terms and conditions set forth in this Agreement.

         (b) Authority and Duties. The Executive shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's position, commensurate with the authority vested in the Executive's position, pursuant to this Agreement and consistent with the by-laws of the Company. The Executive will report directly to the President and Chief Executive Officer of the Company. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may (i) make and manage passive personal business investments of his choice (in the case of publicly-held corporations, not to exceed five percent (5%) of the outstanding voting stock) and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board of Directors of the Company (the "Board"), provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, which shall not be unreasonably withheld, serve on the boards of directors of other corporations.





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3.       COMPENSATION AND BENEFITS.
         -------------------------

         (a) Salary. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $200,000 per annum, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company. Such base salary shall be subject to review each calendar year for possible increase by the Board, but shall in no event be decreased from its then-existing level during the Employment Period.

         (b) Quarterly Bonus. During the Employment Period for the year 2002 and thereafter, the Executive shall have the opportunity to earn a quarterly bonus. The payment of a quarterly bonus shall be contingent upon the achievement of certain Interactive Group performance goals set forth below. Revenue and EBITDA goals for calendar year 2002 are $45,152,000 and $2,748,000, respectively, and revenue and EBITDA goals for calendar year 2003 are the prior year actual EBITDA and revenue, plus ten percent (10%). The Executive will be entitled to receive, as a quarterly bonus payable within 45 days of quarter close, incentive payments of (a) 5% of an amount in excess of quarterly EBITDA targets and (b) 1% of an amount in excess of quarterly revenue targets. Quarterly revenue and EBITDA targets shall be determined by mutual agreement of the Executive and the President of the Company and in the absence of such agreement shall be divided equally among the calendar quarters of the year. Any discretionary bonuses paid to Executive upon Board approval will be deemed to be made after EBITDA calculations.

         (c) Stock Options. As soon as practical following the approval of Stockholders of the Company to a recapitalization (the "Recapitalization"), the Board of Directors or an authorized Committee of the Board shall grant to the Executive, fully-vested options under the Company's Amended and Restated 1997 Long Term Incentive Plan to purchase Two Hundred Thousand (200,000) shares of the Company's Common Stock, such number of shares to be adjusted for the reverse stock split in the Recapitalization. Such options shall be exercisable for the fair market value per share (the "Fair Market Value") on the date of grant. Fair Market Value shall be determined in good faith by the Board of Directors of the Company, based on the last trading price of the Company's Common Stock as reported in the OTC Pinksheets (or other reporting service) on the day prior to the applicable date for determination of Fair Market Value.

         (d) Phantom Stock Rights. As soon as practical following the Company's Recapitalization, the Board of Directors or an authorized Committee of the Board shall grant to the Executive, phantom stock rights (PSRs) under the Company's Amended and Restated 1997 Long Term Incentive Plan for Two Hundred Fifty Thousand (250,000) shares of the Company's Common Stock, such number of shares to be adjusted for the reverse stock split in the Recapitalization. The grant of PSRs to the Executive shall set the initial price of the shares of Common Stock at ten cents ($.10) per share, such price per share to be adjusted for the reverse stock split in the Recapitalization. The Executive shall be entitled to receive, within fifteen days of the first anniversary date of the grant of the PSRs during the term of this Agreement, an amount, in cash, equal to the excess of the Fair Market Value of each share of the Company's Common Stock on the anniversary date, over $.10 per share (as adjusted) times the number of PSRs held by the Executive, whereupon, any payment made to Executive with respect to


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a PSR shall be added to $.10 per share (as adjusted) (together, the "Revalued
PSR Price"). Likewise, future payments to Executive in respect to PSRs shall be added to any prior payments and the initial price per share to determine the new Revalued PSR Price. The Executive shall be entitled to receive, within fifteen days of the second and any subsequent anniversary dates of the date of grant of the PSRs during the term of this Agreement, an amount, in cash, equal to the excess of the Fair Market Value per share on any such anniversary date over the highest prior Revalued PSR Price, times the number of PSRs held by the Executive. Notwithstanding the foregoing, if the Company is unable to make such payment(s) in cash based on cash flow considerations, such amounts due will be carried forward as Executive's notional balance in the Plan and be payable upon a Change of Control of the Company, as defined below.

         (e) Other Benefits. During the Employment Period, the Executive shall be entitled to participate in all of the employee benefit plans, programs and arrangements in effect during the Employment Period that are generally available to senior executives of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. In addition, during the Employment Period, the Executive shall be entitled to fringe benefits and perquisites comparable to those of other senior executives of the Company.

         (f) Business Expenses. During the Employment Period, the Company shall reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's and Condor's policies.

         (g) Transaction Incentive Agreement. During the Employment Period, the Company will offer the Executive and McShane Associates an exclusive Transaction Incentive Agreement for a reasonable period to sell all or parts of the Company (excluding the sale of all or a portion of the EPSD business unit of Condor within one year) to one or more third parties, should the Board determine that such a transaction will be in the best interests of the Company and its shareholders at any time prior to April 2005. The incentive arrangements will be comparable to competitive investment banking formulas and stated as a percentage of the sale proceeds, which Executive and McShane Group will share at the closing. The amount of the commission referenced above to be paid to the Executive for the sale of the Company will not be less than one percent (1%) of the sales proceeds and debt assumed by the buyer, but this amount may be increased based on further discussions with the Board of Directors of the Company. The precise terms of these arrangements will be worked out between the Executive, McShane Group and the Company in good faith, and be subject to Board of Directors approval.

         (h) Indemnification. During the Employment Period and thereafter, the Company shall indemnify the Executive to the fullest extent permitted by applicable law, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of the directors and officers of the Company, with respect to all costs, charges and expenses, including attorneys' fees and advances thereof, whatsoever incurred or sustained by the Executive in connection with any action, suit or proceeding (other than any action, suit or proceeding brought by or in the name of the Company against the Executive) to which he may be made party by reason of being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the request of the Company.


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4.       TERMINATION OF EMPLOYMENT.
         -------------------------

          (a) Termination for Cause. The Company may terminate the Executive's employment hereunder with or without cause, subject to the obligations of the Company under Section 5 hereof in the event of the termination of the Executive without cause. For purposes of this Agreement, the Company shall have "cause" to terminate the Executive's employment hereunder if such termination shall be the result of:

              (i) willful fraud or dishonesty in connection with the Executive's performance hereunder that results in material harm to the Company;

              (ii) the failure by the Executive to substantially perform his duties hereunder that results in material harm to the Company; or

              (iii) the conviction for, or plea of nolo contendere to, a charge of commission of a felony.

         (b) Termination upon Death or Permanent and Total Disability. The Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of a "disability," defined as either (i) any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, or (ii) due to a total and permanent "disability" that can be expected to last for a period of six or more consecutive months from the first date of the Executive's absence, as such term is defined in the Company's or Condor's long term disability insurance policy or contract as may be in effect from time to time for the benefit of employees of the Company (either, a "Disability"). If the Employment Period is terminated by reason of the Disability of the Executive, the Company shall give 30 days' advance written notice to that effect to the Executive. If the existence of a Disability hereunder is in dispute, it shall be resolved by two physicians paid by the company, one appointed by the Executive and one appointed by the Company. If the two physicians so selected cannot agree as to whether or not the Executive has a Disability, the two physicians so selected shall designate a third physician paid by the company and a majority of the three physicians so selected shall determine whether or not the Executive has a Disability.

5.       CONSEQUENCES OF TERMINATION.
         ---------------------------

         (a) Termination Without Cause or for Good Reason. In the event of termination of the Executive's employment hereunder by the Company without "cause" or by the Executive for "Good Reason" (other than upon death or Disability, defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

              (i) Severance Pay - severance payments in the form of continuation of the Executive's base salary as in effect immediately prior to such termination over the then-remaining Term hereof;



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              (ii) Benefits Continuation - continuation for the then remaining term hereof of the following:

                   (A) coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide or cause to be provided such coverage shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the for the remaining term hereof. The Executive shall be entitled, at the expiration of the remaining term hereof, to elect continued medical coverage in accordance with section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

                   (B) ownership and associated rights with respect to the Company's phantom stock rights (PSRs) granted to Executive during the terms of this Agreement.

         (b) Other Terminations. In the event of termination of the Executive's employment hereunder for any reason other than those specified in Section 5(a) hereof, including but not limited to Executive's voluntary termination, the Executive shall not be entitled to any severance pay, benefits continuation or stock option rights contemplated by the foregoing, except as may otherwise be provided under the applicable benefit plans or award agreements relating to the Executive.

         (c) Accrued Rights. Notwithstanding the foregoing provisions of this
Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Executive shall be entitled to payment of any unpaid portion of his base salary through the effective date of termination and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus, stock option or employee benefit plan or program of the Company.

         (d)      Definition of "Good Reason."  "Good Reason" means:

              (i) a material breach by the Company of any provisions of this Agreement or the Settlement Agreement among the Company, Marbury Manor, LLC and the Executive, if such breach is not cured within 15 days of written notice thereof by the Company to the Executive;

              (ii) departure of the Executive from the employ of the Company following a Change of Control of the company, as defined in Section 5. (e), for any reason;

              (iii) a material diminution in the Employee's position or

              (iv) a reduction in the Executive's base salary as in effect immediately before the Change of Control.

         (e) Definition of "Change of Control." A "Change of Control" shall be deemed to have occurred if:

              (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or



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pursuant to which shares of the Company's capital stock are converted into cash, securities or other property, other than a consolidation or merger of the Company in which the holders of the Company's voting stock immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock of the surviving corporation, or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

                  (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall after the date hereof become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), other than the change of control resulting from the debt restructuring and recapitalization contemplated by the Amended, Restated and Consolidated Credit Agreement among the Company and its lender group, led be First Union National Bank, dated August 24, 2001, which shall not constitute a Change of Control under this section 5. (e); or

                  (iii) individuals who at the date hereof constitute the entire Board and any new directors whose election by the Board, or whose nomination for election by the Company's stockholders, shall have been approved by a vote of at least a majority of the directors then in office who either were directors at the date hereof or whose election or nomination for election shall have been so approved, shall cease for any reason to constitute a majority of the members of the Board.

6.       CONFIDENTIALITY.
         ---------------

         The Executive agrees that he will not at any time during the Term hereof or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of Condor, the Company or any other subsidiaries of Condor, including, without limiting the generality of the foregoing, the techniques, methods or systems of operation or management, or any information regarding financial matters, plans or other material data. The provisions of this Section 6 shall not apply to (i) information that is public knowledge other than as a result of disclosure by Executive in breach of this Section 6; (ii) information disseminated by the Company, Condor or any of Condor's other subsidiaries to third parties in the ordinary course of business; (iii) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to Condor, the Company or any of Condor's other subsidiaries; or (iv) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.

7.       INVENTIONS.
         ----------

         The Executive is hereby retained in a capacity such that the Executive's responsibilities include the making of technical and managerial



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contributions of value to Condor and the Company. The Executive hereby assigns to the Company all right, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period that relate to the business of the Company, Condor or any of Condor's other subsidiaries. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company in obtaining and protecting the rights therein (including patents thereon) in any and all countries; provided, however, that said contributions and inventions will be the property of the Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. The Executive hereby agrees to execute any documentation requested by the Company to be so executed if such request is made in order to carry out the purpose and terms of this paragraph. Inventions conceived by the Executive that are not related to the business of the Company or any of its subsidiaries will remain the property of the Executive.

8.       NON-COMPETITION.
         ---------------

         The Executive agrees that, unless he terminates this agreement for Good Reason or the Company terminates this Agreement without "cause", he shall not, from the date hereof until the later to occur of (a) three (3) years after the date hereof, or (b) one (1) year after the expiration of the Executive's employment hereunder for any reason (the "Restricted Term"), directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business involved in providing information technology solutions, including, but not limited to, desktop services, software development, systems design and integration, large scale survey research, recruiting and comprehensive marketing and sales, which is in direct competition with Condor, the Company or any of Condor's other subsidiaries in any community in which Condor, the Company or any of Condor's other subsidiaries are doing business. Notwithstanding the foregoing, the Executive shall not be prohibited during the Restricted Term from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company. During the Restricted Term, the Executive shall not solicit or encourage any employee of the Company or any current or future subsidiary or affiliate thereof to terminate his or her employment.

9.       NON-SOLICITATION OF EMPLOYEES.
         -----------------------------

         The Executive agrees that he shall not during Restricted Term, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, employ, retain, or enter into any employment, agency, consulting or other similar arrangement with, any person who, within the twelve (12) month period prior to the termination of the Executive's employment by the Company, was an employee of the Company or of any of Condor's other subsidiaries, or, induce or attempt to induce such person to terminate his employment with the Company or such subsidiary.



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10.      NON-SOLICITATION OF CLIENTS OR CUSTOMERS.
         ----------------------------------------

         The Executive agrees that he shall not during the Restricted Term, directly or indirectly, alone or as principal, partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder, or in any other capacity whatsoever, directly or indirectly, for his or her own account, or for the account of others, solicit orders for services of a kind or nature like or similar to services performed by the Company or any of Condor's other subsidiaries as of the date of the termination of the Executive's employment by the Company, from any party that was a customer or client of the Company or such subsidiary, or which the Company or any of Condor's other subsidiaries was soliciting to be a customer or client, during the twelve (12) month period preceding the termination of the Executive's employment.

11.      BREACH OF RESTRICTIVE COVENANTS.
         -------------------------------

         The parties agree that a breach or violation of Section 6, 7, 8, 9 or 10 hereof will result in immediate and irreparable injury and harm to the innocent party, which party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligation hereunder.

12.      NOTICES.
         -------

         For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         (a)      If to the Company, to:

                  CONDOR TECHNOLOGY SOLUTIONS, INC.
                  2745 Hartland Road
                  Falls Church, VA 22043-3529

         (b)      If to the Executive, to:

                  Michael Louden
                  8730 Marburg Manor Drive
                  Lutherville, Maryland 21093

or to such other address as a party hereto shall designate to the other party by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

13.      ARBITRATION:  LEGAL FEES.
         ------------------------

         Except as provided in Section 11 hereof, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Baltimore, Maryland, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse the Executive for all reasonable legal fees and costs and other fees and expenses that the Executive may incur in respect of any dispute or controversy


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arising against the Company under or in connection with this Agreement;
provided, however, that the Company shall not reimburse any such fees, costs and expenses if the fact finder determines that an action brought by the Executive was substantially without merit or the Executive is otherwise unsuccessful in such an action.

14.      WAIVER OF BREACH.
         ----------------

         Any waiver of any breach of the Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of either the Executive or of the Company.

15.      NON-ASSIGNMENT:  SUCCESSORS.
         ---------------------------

         Neither part hereto may assign his or its rights or delegate his or its duties under this Agreement without prior written consent of the other party; provided, however, that (i) this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to the Executive hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

16.      WITHHOLDING OF TAXES.
         --------------------

         All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

17.      SEVERABILITY.
         ------------

         To the extent any provision of this Agreement or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom, and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

18.      COUNTERPARTS.
         ------------

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

19.      GOVERNING LAW.
         -------------

         This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland.



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20.      ENTIRE AGREEMENT.
         ----------------

         This Agreement constitutes the entire agreement by the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                              CONDOR TECHNOLOGY SOLUTIONS, INC.


                              By: /s/ J. L. Huitt, Jr.
                                  ----------------------------------------------
                                 Name:  J. L. Huitt, Jr.
                                 Title: President

                              THE EXECUTIVE


                                  /s/ Michael Louden
                                  ----------------------------------------------
                                  Michael Louden












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